UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2010

New Century Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-09459	06-1034587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9831 Romandel Ave.
Santa Fe Springs, California 90670
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 906-8455

(Former name or former address, if changed since last report.)

Item 2.02  Results of Operations and Financial Condition

On April 16, 2010, we issued a press release reporting revenues and expenses, and the filing of our annual report on Form 10-K, for our fiscal year ended December 31, 2009, a copy of which is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

No.	Description

99.1	Press release dated April 16, 2010

We undertake no obligation to update any information or forward looking statements except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY COMPANIES, INC.

Date: April 16, 2010	By:	/s/ DAVID DUQUETTE
David Duquette Chief Executive Officer